Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank
Synopsys, Inc.
650-584-1901

EDITORIAL CONTACT:

Yvette Huygen
Synopsys, Inc.
650-584-4547
yvetteh@synopsys.com

SYNOPSYS POSTS FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2006

MOUNTAIN VIEW, Calif. November 29, 2006 — Synopsys, Inc. (Nasdaq:SNPS), a world leader in semiconductor design software, today reported results for its fourth quarter and fiscal year ended October 31, 2006.

For the fourth quarter, Synopsys reported revenue of $283.4 million, an 11 percent increase compared to $254.8 million for the fourth quarter of fiscal 2005.  Revenue for fiscal year 2006 was $1.096 billion, an increase of 10.4 percent from the $991.9 million in fiscal 2005.

“In 2006 we delivered strong revenue and earnings growth, solid cash flow and business that was notably above plan.  As a result of our technology leadership we are seeing increased momentum in customer adoptions and new products,” said Aart de Geus, chairman and CEO of Synopsys.  “For fiscal 2007 we are committed to reaching a 20 percent-plus operating margin by the second half of the year.  Beyond 2007, we expect to drive revenue growth and expense control to achieve our next target operating margin in the mid to high 20s.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal 2006 was $9.6 million, or $0.07 per share, compared to net loss of

($13.5) million, or ($0.09) per share, for the fourth quarter of fiscal 2005.  GAAP net income for the current period includes employee stock-based compensation expense of $15.1 million due to the adoption of Statement of Financial Accounting Standards 123(R) (FAS 123(R)) in fiscal 2006.

GAAP net income for the fiscal year ended October 31, 2006 was $24.3 million, or $0.17 per share, compared to net loss of ($15.5) million, or ($0.11) per share, for fiscal 2005.  GAAP net income for fiscal year 2006 includes employee stock-based compensation expense of $63.0 million due to the adoption of FAS 123(R) in fiscal 2006.

Net income prior to fiscal 2006 did not include employee stock-based compensation expense related to FAS 123(R).

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2006 was $30.1 million, or $0.21 per share, compared to non-GAAP net income of $15.3 million, or $0.10 per share, for the fourth quarter of fiscal 2005.

Non-GAAP net income for the fiscal year ended October 31, 2006 was $111.2 million, or $0.77 per share, compared to $58.1 million, or $0.40 per share, for fiscal year 2005.

Non-GAAP net income consists of GAAP net income excluding employee stock-based compensation expense calculated in accordance with FAS 123(R) and, to the extent incurred in a particular quarter or period, amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges, and other significant items which, in the opinion of management, are infrequent or non-recurring.  See “GAAP Reconciliation” below.

Financial Targets

Synopsys also announced its operating model targets for the first quarter and full fiscal year 2007.  These targets constitute forward-looking information and are based on current expectations.  They do not include any potential impact due to adoption of Staff Accounting Bulletin No. 108, which we will be required to adopt during 2007.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter of Fiscal 2007 Targets:

•                  Revenue: $292 million - $300 million

•                  GAAP expenses: $267 million - $283 million

•                  Non-GAAP expenses: $241 million - $251 million

•                  Other income and expense: $0 million — $4 million

•                  Fully diluted outstanding shares: 141 million - 147 million

•                  Tax rate applied in non-GAAP net income calculations: 28 - 29 percent

•                  GAAP earnings per share: $0.10 - $0.15

•                  Non-GAAP earnings per share: $0.26 - $0.28

•                  Revenue from backlog: more than 90 percent

Note: Q107 includes an extra fiscal week that occurs every seven years.

Full-Year Fiscal Year 2007 Targets

•                  Revenue: $1.180 billion - $1.205 billion

•                  Fully diluted outstanding shares: 142 million - 148 million

•                  Tax rate applied in non-GAAP net income calculations: 28 - 29 percent

•                  GAAP earnings per share: $0.60 - $0.73

•                  Non-GAAP earnings per share: $1.20 - $1.28

•                  Cash flow from operations: greater than $275 million

GAAP Reconciliation

Synopsys’ management evaluates and makes decisions about the Company’s business operations primarily based on the bookings, revenue and direct, ongoing and recurring costs of those operations.  Management does not believe amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges and other significant infrequent items are ongoing and recurring operating costs of its core software, intellectual property and service business operations.   In addition, while employee stock-based compensation expense calculated in accordance with FAS 123(R) and change in the fair value of the Company’s non-qualified deferred plan compensation plan obligations constitute ongoing and recurring expenses of the Company, such expenses are excluded from non-GAAP results because they are not expenses that require cash settlement by the Company and because such expenses are not used by management to assess the core profitability of the Company’s business operations.  Therefore, management excludes such costs, to the extent incurred in a particular quarter, from the following GAAP financial measures included in this earnings release: total cost of revenue, gross margin, total operating expenses, operating income (loss), income (loss) before provision (benefit) for income taxes, provision (benefit) for income taxes, net income (loss) and net income (loss) per share.

For each such measure, excluding these costs provides management with more consistent, comparable information about the Company’s core profitability.  For example, since the Company does not acquire businesses on a predictable cycle, management would have difficulty evaluating the Company’s profitability as measured by gross margin, operating margin, income before taxes and net income on a period-to-period basis unless it excluded acquisition-related charges.  Similarly, the Company does not undertake significant restructuring or realignments on a regular basis, and, as a result, excludes associated charges in order to enable better and more consistent evaluations of the Company’s operating expenses before and after such actions are taken.  Management also uses these measures to help it make budgeting decisions, for example, as between product development expenses (which affect cost of revenue and gross margin) and research and development, sales and marketing and general and administrative expenses (which affect operating expenses and operating margin).  Finally, the availability of such information helps management track performance to both internal and externally communicated financial targets and to its competitors’ operating results.

Management recognizes that the use of these non-GAAP measures has certain limitations, including the fact that management must exercise judgment in determining whether certain types of charges, such as those relating to workforce reductions executed in the ordinary course, should be excluded from non-GAAP results.  However, management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Fourth Quarter and Full-Fiscal Year End Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the fourth quarter and fiscal year 2006.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year Results

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
Income Statement Reconciliation	October 31,		October 31,
(in thousands)	2006	2005	2006	2005
GAAP net income (loss) (2)	$9,631	$(13,475)	$24,253	$(15,478)
Adjustments:
Amortization of intangible assets	13,463	16,639	56,443	113,398
Stock-based compensation (1)	15,106	4,386	63,038	6,176
In-process research and development	—	—	800	5,700
Litigation settlement	—	—	—	(33,000)
Tax effect	(8,068)	7,752	(33,290)	(18,738)
Non-GAAP net income (2)	$30,132	$15,302	$111,244	$58,058

(1)             Stock-based compensation results from the Company’s adoption of FAS 123(R) during fiscal 2006.

(2)             Expenses related to the change in the fair value of the non-qualified deferred compensation plan obligation had no effect on net income.

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
Earnings Per Share Reconciliation	2006	2005	2006	2005
GAAP earnings (loss) per share (2)	$0.07	$(0.09)	$0.17	$(0.11)
Adjustments:
Amortization of intangible assets	0.09	0.11	0.39	0.78
Stock-based compensation (1)	0.11	0.03	0.43	0.05
In-process research and development	—	—	0.01	0.04
Litigation settlement	—	—	—	(0.23)
Tax effect	(0.06)	0.05	(0.23)	(0.13)
Non-GAAP earnings per share (2)	$0.21	$0.10	$0.77	$0.40

Shares used in calculation	141,954	146,681	144,728	146,258

(1)             Stock-based compensation results from the Company’s adoption of FAS 123(R) during fiscal 2006.

(2)             Expenses related to the change in the fair value of the non-qualified deferred compensation plan obligation had no effect on earnings per share.

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2007 Targets

(in thousands, except per share data)

	Range for Three Months
	Ending January 31, 2007
	Low	High
Target GAAP expenses (2) (3)	$267,000	$283,000
Adjustment:
Estimated impact of amortization of intangible assets	(12,000)	(14,000)
Estimated impact of stock compensation expense (1)	(14,000)	(18,000)
Target non-GAAP expenses (2) (3)	$241,000	$251,000

(1)            Stock-based compensation results from the Company’s adoption of FAS 123(R) during the first quarter of fiscal 2006.

(2)            Expenses related to the change in the fair value of the non-qualified deferred compensation plan obligation are dependent upon future market fluctuations and, as such, cannot be estimated in advance.

(3)            Targets do not include any potential impact of SAB 108 adoption.

	Range for Three Months
	Ending January 31, 2007
	Low	High
Target GAAP earnings (loss) per share (2) (3)	$0.10	$0.15
Adjustment:
Estimated impact of amortization of intangible assets	0.10	0.08
Estimated impact of stock-based compensation (1)	0.12	0.10
Net non-GAAP tax effect	(0.06)	(0.05)
Target non-GAAP earnings per share (2) (3)	$0.26	$0.28

Shares used in non-GAAP calculation (midpoint of target range)	144,000	144,000

(1)            Stock-based compensation results from the Company’s adoption of FAS 123(R) during the first quarter of fiscal 2006.

(2)            Expenses related to the change in the fair value of the non-qualified deferred compensation plan obligation will have no effect on earnings per share.

(3)            Targets do not include any potential impact of SAB 108 adoption.

GAAP to Non-GAAP Reconciliation of Fiscal Year 2007 Targets

	Range for Fiscal Year
	Ending October 31, 2007
	Low	High
Target GAAP earnings per share (2) (3)	$0.60	$0.73
Adjustment:
Estimated impact of amortization of intangible assets	0.33	0.32
Estimated impact of stock-based compensation (1)	0.46	0.43
Net non-GAAP tax effect	(0.19)	(0.20)
Target non-GAAP earnings per share (2) (3)	$1.20	$1.28

Shares used in non-GAAP calculation (midpoint of target range)	145,000	145,000

(1)            Stock-based compensation results from the Company’s adoption of FAS 123(R) during the first quarter of fiscal 2006.

(2)            Expenses related to the change in the fair value of the non-qualified deferred compensation plan obligation have no effect on earnings per share.

(3)            Targets do not include any potential impact of SAB 108 adoption.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest.html.  A recording of the call will be available by calling 1-800-475-6701 (320-365-3844 for international callers), access code 847573, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available at http://www.synopsys.com/corporate/invest.html from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter of fiscal 2007 in February 2007.  In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the first quarter earnings call in February 2007, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the first quarter of fiscal 2007 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release until it releases such results in February 2007.

Availability of Final Financial Statements

Synopsys will include final financial statements for the fourth quarter and full year fiscal 2006 in its Annual Report on Form 10-K to be filed in January 2007.

About Synopsys

Synopsys, Inc. (Nasdaq:  SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design.  The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips.  Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  weakness or continued budgetary caution in the semiconductor or electronics industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  failure of customers to pay license fees as scheduled;

•                  unexpected changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings of licenses on which revenue is recognized upfront;

•                  failure of our cost control efforts, including our recent efforts to outsource certain internal functions, to result in the anticipated savings;

•                  failure to successfully develop additional intellectual property blocks for its IP business or to develop and integrate its design for manufacturing products;

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

•                  downward pressure on maintenance orders, adversely affecting Synopsys’ future level of service revenue; and

•                  changes in the anticipated amount of employee stock-based compensation recognized on the Company’s financial statements.

In addition, Synopsys’ actual expenses and earnings per share on a GAAP basis for the fiscal quarter ending January 31, 2007 and actual earnings per share and operating cash flow on a GAAP basis for fiscal year 2007 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP tax rate for such periods, (iii) integration and other acquisition-related expenses, amortization of additional intangible assets associated with future acquisitions, if any, (iv)changes in the anticipated amount of employee stock-based compensation recognized on the Company’s financial statements, (v) actual change in the fair value of the Company’s non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, and (vii) and charges driven by adoption of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” which we are required to adopt during fiscal year 2007.  Furthermore, Synopsys’ actual tax rates applied to non-GAAP net income for the first quarter and full-year fiscal 2007 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter.  Finally, Synopsys’ targets for outstanding shares in the first quarter and full-year fiscal 2007 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances, acquisitions and the extent of the Company’s stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

#######

Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Operations (1) (3)

(in thousands, except per share data)

	Three Months Ended October 31, 2006			Three Months Ended October 31, 2005
	GAAP	Adjustments (2)	Non-GAAP	GAAP	Adjustments (2)	Non-GAAP
Revenue:
Time-based license	$229,553	$—	$229,553	$192,916	—	$192,916
Upfront license	14,306	—	14,306	16,314	—	16,314
Maintenance and service	39,525	—	39,525	45,608	—	45,608
Total revenue	283,384	—	283,384	254,838	—	254,838
Cost of revenue:
License	33,748	(1,704)	32,044	28,716	(471)	28,245
Maintenance and service	16,292	(806)	15,486	17,445	(262)	17,183
Amortization of intangible assets	6,772	(6,772)	—	9,251	(9,251)	—
Total cost of revenue	56,812	(9,282)	47,530	55,412	(9,984)	45,428
Gross margin	226,572	9,282	235,854	199,426	9,984	209,410
Operating expenses:
Research and development	95,518	(7,845)	87,673	83,282	(2,657)	80,625
Sales and marketing	84,901	(4,020)	80,881	84,180	(1,682)	82,498
General and administrative	28,840	(2,533)	26,307	28,618	(1,364)	27,254
In-process research and development	—	—	—	—	—	—
Amortization of intangible assets	6,691	(6,691)	—	7,388	(7,388)	—
Total operating expenses	215,950	(21,089)	194,861	203,468	(13,091)	190,377
Operating income (loss)	10,622	30,371	40,993	(4,042)	23,075	19,033
Other income, net	4,542	(1,802)	2,740	4,829	(2,050)	2,779
Income (loss) before income taxes	15,164	28,569	43,733	787	21,025	21,812
Income tax provision (benefit)	5,533	8,068	13,601	14,262	(7,752)	6,510
Net income (loss)	$9,631	$20,501	$30,132	$(13,475)	$28,777	$15,302

Net income (loss) per share:
Basic	$0.07		$0.21	$(0.09)		$0.11
Diluted	$0.07		$0.21	$(0.09)		$0.10

Shares used in computing per share amounts:
Basic	140,415		140,415	145,190		145,190
Diluted	141,954		141,954	145,190		146,681

(1)          Synopsys’ fiscal year and fourth quarter end on the Saturday nearest to October 31.  For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

(2)          Adjustments consist of stock-based compensation and related tax effect under FAS 123(R), changes in fair value of non-qualified deferred compensation plan obligation and to the extent incurred amortization of intangible assets, in-process research and development charges, integration and other significant items, which in the opinion of management are extraordinary.  Pre-tax income for the three months ended October 31, 2006 included total stock-based compensation of $15.1 million as follows: cost of revenue $2.3 million; research & development $6.7 million; sales & marketing $3.8 million; general & administrative $2.3 million.  For the three month period ended October 31, 2005, approximately $4.4 million of stock-based compensation was recorded in accordance with APB 25.  During the quarter ended October 31, 2006, the change in the fair value of the non-qualified plan obligation was a increase of $1.8 million.  This resulted in increased compensation expense of $1.8 million ($0.2 million cost of revenue, $1.2 million research & development, $0.2 million sales & marketing, $0.2 million general & administrative), and a corresponding increase to other income, net.  During the quarter ended October 31, 2005, the change in the fair value of the non-qualified plan obligation was an increase of $2.0 million. This resulted in increased compensation expense of $2.0 million ($0.1 million cost of revenue, $1.0 million research and development, $0.6 million sales and marketing, $0.3 million general and administrative) and a corresponding increase to other income, net.  There was no net effect on income before taxes or net income for each of the respective quarters.

(3)          In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 addresses the process and diversity in practice of quantifying misstatements and provides interpretive guidance on the consideration of the effects of prior year errors. We will be required to adopt the provisions of  SAB 108 in fiscal 2007. We are currently evaluating the requirements of SAB 108 and have not yet determined the impact of adoption on our financial statements.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Operations (1) (3)

(in thousands, except per share data)

	Twelve Months Ended October 31, 2006			Twelve Months Ended October 31, 2005
	GAAP	Adjustments (2)	Non-GAAP	GAAP	Adjustments (2)	Non-GAAP
Revenue:
Time-based license	$874,862	—	$874,862	$743,723	—	$743,723
Upfront license	63,050	—	63,050	60,466	—	60,466
Maintenance and Service	157,648	—	157,648	187,742	—	187,742
Total revenue	1,095,560	—	1,095,560	991,931	—	991,931
Cost of revenue:
License	129,052	(6,404)	122,648	102,327	(784)	101,543
Maintenance and service	65,970	(3,168)	62,802	70,780	(342)	70,438
Amortization of intangible assets	28,505	(28,505)	—	81,529	(81,529)	—
Total cost of revenue	223,527	(38,077)	185,450	254,636	(82,655)	171,981
Gross margin	872,033	38,077	910,110	737,295	82,655	819,950
Operating expenses:
Research and development	370,629	(31,031)	339,598	320,940	(5,501)	315,439
Sales and marketing	330,361	(17,545)	312,816	333,642	(3,254)	330,388
General and administrative	113,685	(10,346)	103,339	104,989	(2,106)	102,883
In-process research and development	800	(800)	—	5,700	(5,700)	—
Amortization of intangible assets	27,938	(27,938)	—	31,869	(31,869)	—
Total operating expenses	843,413	(87,660)	755,753	797,140	(48,430)	748,710
Operating income (loss)	28,620	125,737	154,357	(59,845)	131,085	71,240
Other income, net	14,287	(5,456)	8,831	52,056	(38,811)	13,245
Income (loss) before income taxes	42,907	120,281	163,188	(7,789)	92,274	84,485
Income tax provision (benefit)	18,654	33,290	51,944	7,689	18,738	26,427
Net income (loss)	$24,253	$86,992	$111,244	$(15,478)	73,536	$58,058

Net income (loss) per share:
Basic	$0.17		$0.78	$(0.11)		$0.40
Diluted	$0.17		$0.77	$(0.11)		$0.40

Shares used in computing per share amounts:
Basic	142,830		142,830	144,970		144,970
Diluted	144,728		144,728	144,970		146,258

(1)          Synopsys’ fiscal year and fourth quarter end on the Saturday nearest to October 31.  For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

(2)          Adjustments consist of stock-based compensation and related tax effect under FAS 123(R), changes in fair value of non-qualified deferred compensation plan obligation and to the extent incurred amortization of intangible assets, in-process research and development charges, integration and other significant items, which in the opinion of management are extraordinary.  Pre-tax income for the fiscal year ended October 31, 2006 included total stock-based compensation of $63.0 million as follows: cost of revenue $9.2 million; research & development $28.0 million; sales & marketing $16.3 million; general & administrative $9.5 million.  For the fiscal year ended October 31, 2005, approximately $6.2 million of stock-based compensation was recorded in accordance with APB 25.  During the fiscal year ended October 31, 2006, the change in the fair value of the non-qualified plan obligation was a increase of $5.4 million.  This resulted in increased compensation expense of $5.4 million ($0.3 million cost of revenue, $3.0 million research & development, $1.3 million sales & marketing, $0.8 million general & administrative), and a corresponding increase to other income, net.  During the fiscal year ended October 31, 2005, the change in the fair value of the non-qualified plan obligation was an increase of $5.8 million. This resulted in increased compensation expense of $5.8 million ($0.2 million cost of revenue, $2.9 million research and development, $1.8 million sales and marketing, $0.9 million general and administrative) and a corresponding increase to other income, net.  There was no net effect on income before taxes or net income for each of the respective quarters.

(3)          In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 addresses the process and diversity in practice of quantifying misstatements and provides interpretive guidance on the consideration of the effects of prior year errors. We will be required to adopt the provisions of  SAB 108 in fiscal 2007. We are currently evaluating the requirements of SAB 108 and have not yet determined the impact of adoption on our financial statements.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1) (2)

(in thousand, except par value amounts)

	October 31, 2006	October 31, 2005
ASSETS:
Current assets:
Cash and cash equivalents	$330,759	$404,436
Short-term investments	241,963	182,070
Total cash, cash equivalents and short-term investments	572,722	586,506
Accounts receivable, net	122,584	100,178
Deferred income taxes	112,342	195,501
Income taxes receivable	42,538	48,370
Prepaid expenses and other current assets	44,304	16,924
Total current assets	894,490	947,479
Property and equipment, net	140,660	170,195
Long-term investments	4,877	8,092
Goodwill	735,643	728,979
Intangible assets, net	106,144	142,519
Long-term deferred income taxes	214,629	82,384
Other assets	69,754	61,828
Total assets	$2,166,197	$2,141,476

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$234,961	$231,359
Accrued income taxes	191,102	169,632
Deferred revenue	445,598	415,689
Total current liabilities	871,661	816,680
Deferred compensation and other liabilities	69,889	63,841
Long-term deferred revenue	53,670	42,019
Total liabilities	995,220	922,540
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 140,568 and 145,897 shares outstanding, respectively	1,406	1,459
Capital in excess of par value	1,316,321	1,263,327
Retained earnings	178,484	171,108
Treasury stock, at cost: 16,619 and 11,259 shares, respectively	(312,753)	(199,482)
Deferred stock compensation	—	(1,475)
Accumulated other comprehensive loss	(12,481)	(16,001)
Total stockholders’ equity	1,170,977	1,218,936
Total liabilities and stockholders’ equity	$2,166,197	$2,141,476

(1)             Synopsys’ fiscal year and fourth quarter end on the Saturday nearest to October 31.  For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.

(2)             In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 addresses the process and diversity in practice of quantifying misstatements and provides interpretive guidance on the consideration of the effects of prior year errors.  We will be required to adopt the provisions of  SAB 108 in fiscal 2007.  We are currently evaluating the requirements of SAB 108 and have not yet determined the impact of adoption on our financial statements.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1) (2)

(in thousands)

	Twelve Months Ended October 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$24,253	$(15,478)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and depreciation	114,490	168,881
Stock-based compensation	63,040	6,176
Tax benefit associated with stock options	—	6,175
In-process research and development	800	5,700
Deferred income taxes	(25,503)	(14,647)
Write-down of long-term assets	1,336	3,582
(Recovery) of doubtful accounts	(850)	(4,094)
Net change in deferred gains and losses on cash flow hedges	(2,003)	(15,982)
(Gain) loss on sale of short investment	(17)	502
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(19,153)	56,842
Income taxes receivable	3,749	(1,787)
Prepaid expenses and other current assets	(2,483)	13,055
Other assets	458	(11,616)
Accounts payable and accrued liabilities	(11,175)	22,336
Accrued income taxes	18,565	(7,851)
Deferred revenue	39,613	45,125
Deferred compensation and other liabilities	770	12,271
Net cash provided by operating activities	205,890	269,190

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions, net of cash received	(41,142)	(174,498)
Proceeds from sales and maturities of short-term investments	305,450	422,523
Sale of long-term investments	248	—
Purchases of short-term investments	(365,261)	(372,984)
Purchases of long-term investments	(1,665)	—
Purchases of property and equipment	(48,461)	(43,563)
Capitalization of software development costs	(2,946)	(2,953)
Net cash used in investing activities	(153,777)	(171,475)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	—	75,000
Payments on credit facility	—	(75,000)
Issuances of common stock	69,566	48,615
Purchases of treasury stock	(199,992)	(88,386)
Net cash used in financing activities	(130,426)	(39,771)
Effect of exchange rate changes on cash and cash equivalents	4,636	(217)
Net (decrease) increase in cash and cash equivalents	(73,677)	57,727
Cash and cash equivalents, beginning of period	404,436	346,709
Cash and cash equivalents, end of period	$330,759	$404,436

(1)             Synopsys’ fiscal year and fourth quarter end on the Saturday nearest to October 31.  For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.

(2)             In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 addresses the process and diversity in practice of quantifying misstatements and provides interpretive guidance on the consideration of the effects of prior year errors.  We will be required to adopt the provisions of  SAB 108 in fiscal 2007.  We are currently evaluating the requirements of SAB 108 and have not yet determined the impact of adoption on our financial statements.